Atlanta Braves Holdings Acquires Six-Building ‘Pennant Park’ Office Complex Adjacent To The Battery Atlanta

Acquisition Broadens Real Estate Asset Portfolio to Grow Enterprise Value

Property Totals 763,465 Square Feet, Situated on Approximately 34 Acres and Featuring Over 2,700 Parking Spaces

ATLANTA, Georgia (April 2, 2025) – Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) today announced the Braves Development Company’s acquisition of Pennant Park, a six-building office complex located at the intersection of I-75 and I-285 adjacent to The Battery Atlanta. Owned by Rubenstein Partners since 2017, Pennant Park features 763,465 square feet of office space situated on approximately 34 acres and includes over 2,700 parking spaces. The property currently has 24 industry-diverse tenants anchored by blue-chip organizations such as The Home Depot. The acquisition is immediately accretive given the strong credit of its tenants, occupancy of over 80% and the close proximity to our highly amenitized campus.

“This represents a strategic step in the growth of our real estate portfolio and creates a significant opportunity for Atlanta Braves Holdings to enhance the tenant experience while investing in the future of our growing community at The Battery Atlanta,” said Mike Plant, President & CEO of Braves Development Company. “Acquiring this adjacent property expands our footprint and positions us to capitalize on the interest we continue to see in The Battery Atlanta. Additionally, this will provide expanded parking for the approximately 9 million people who visit us each year.”

The acquisition of Pennant Park furthers our strategic goals of delivering value to our fans and shareholders and continues our innovative spirit in taking professional sports well beyond traditional boundaries. As the surrounding area of Truist Park and The Battery Atlanta continues to grow, we will continue to invest in opportunities that advance our core mission of delivering the best sports and entertainment experiences.

Adjacent to the Chattahoochee River National Park, Pennant Park is bordered by Interstate North Circle and Interstate North Parkway. The parcel is approximately 34 acres in size and will increase our existing land footprint by over 30%. With the addition of leasable office space, this purchase will also bring total available square footage to over 3 million square feet across our various properties. Pennant Park is comprised of two components, Pennant Commons and Pennant View:

●	Pennant Commons:
o	Pennant Commons consists of four office buildings (320, 340, 360, and 380) sitting on a 17-acre site centered around a vibrant, recently upgraded multipurpose communal plaza, known as The Quad.
o	The buildings are four to six stories and include surface and structured parking totaling over 1,700 spaces.
o	Buildings 320 and 340 are fully leased to The Home Depot, and buildings 360 and 380 are multi-tenanted and leased currently to 14 tenants.

●	Pennant View:
o	Pennant View consists of two office buildings (210 and 3100) sitting on a 17-acre site that are both multi-tenanted and feature multimedia lobbies that were upgraded between 2017 and 2019.
o	The buildings are six stories and include surface and structured parking totaling over 970 spaces.
o	Pennant View’s expansive site provides future opportunities for site densification, driven by the rapidly urbanizing trajectory of the area.

Additional features of the property include 24-hour security, on-site engineering, a 48-person conference center, two fitness centers, on-site car detailing services, two cafés, Social Kitchen tenant lounge and cafe, bocce ball court, putting green, multi-sport game court, helipad, lake with jogging trail, and a Cobb Community Transit System bus stop.

High-resolution map and video available here: https://www.dropbox.com/scl/fo/q76o662kj20w0qi1fybjj/AKoE39XbCcpECOCklCO2Nng?rlkey=mr4nmiqevtjmod077wsvrk1ne&st=cp076ntg&dl=0

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MEDIA CONTACT: Jennifer Giglio, Jennifer.Giglio@braves.com

INVESTOR RELATIONS CONTACT: Cameron Rudd, Cameron.Rudd@braves.com

About Atlanta Braves Holdings, Inc.

Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) consists of 100% of the ownership and voting interest in Braves Holdings, LLC, which is the owner and operator of the Atlanta Braves Major League Baseball Club and a real estate portfolio that includes the mixed-use development, The Battery Atlanta, and is the operator of the Atlanta Braves Major League Baseball Club’s stadium, Truist Park.

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